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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) June 30, 1999




                              TRANSMONTAIGNE INC.
                     ____________________________________
            (Exact Name of Registrant as specified in its charter)


                                   Delaware
                     _____________________________________
                (State or other jurisdiction of incorporation)

                       Commission File Number 001-11763

                          IRS Employer No. 06-1052062


                            370 Seventeenth Street
                                  Suite 2750
                               Denver, CO  80202
                        Telephone Number (303) 626-8200

                     ____________________________________
         (Address, including zip code of principal executive offices)

                                 303-626-8200
                     _____________________________________
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 1999, TransMontaigne Inc. ("TransMontaigne"), through wholly-owned subsidiaries, completed the purchase from Amerada Hess Corporation ("Hess") of the Southeastern Pipeline Facilities Network for approximately $66,200,000 in cash and related petroleum product inventories for approximately $31,000,000 in cash.

The asset acquisition included approximately 5.3 million barrels of tankage at 11 refined petroleum product storage and terminal facilities located in Mississippi, Georgia, South Carolina, North Carolina and Virginia, and 36 miles of proprietary pipelines.

The purchase price was established in arms-length negotiation between the management of TransMontaigne and Hess. The purchase price was funded by an advance from TransMontaigne's new $600,000,000 Senior Credit Facility which was arranged by BankBoston, N.A. The Sale of Assets Agreement dated as of May 3, 1999, Amendment No. 1 to Sale of Assets Agreement dated as of June 30, 1999 and the June 30, 1999 Letter Agreement are included herein as Exhibits 2.1, 2.2 and 2.3, respectively. A copy of the press release regarding the transaction and issued by TransMontaigne on July 1, 1999 is included as Exhibit 99.1.

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  c.  Exhibits

     Exhibit No.  Description
     ----------   -----------

        2.1 Sale of Assets Agreement dated as of May 3, 1999 between Amerada Hess Corporation and TransMontaigne Terminaling Inc.

        2.2 Amendment No. 1 to Sale of Assets Agreement dated as of June 30, 1999, between Amerada Hess Corporation and TransMontaigne Terminaling Inc.

        2.3 Letter Agreement dated as of June 30, 1999 between Amerada Hess Corporation and TransMontaigne Terminaling Inc.

        99.1      Press Release dated July 1, 1999.


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, TransMontaigne has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    15  July 1999                      TRANSMONTAIGNE INC.
         -------------


                                            By: /s/ Richard E. Gathright
                                                ------------------------
                                                Richard E. Gathright
                                                President

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